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                                                                   EXHIBIT 10.38


                           SECOND AMENDED AND RESTATED
                              TERM PROMISSORY NOTE

$8,400,000.00                                               New York, New York
                                                            March 3, 1995

        FOR VALUE RECEIVED, E.F. JOHNSON COMPANY, a Minnesota corporation (the "Debtor"), hereby unconditionally promises to pay to the order of CONGRESS FINANCIAL CORPORATION, a California corporation (the "Payee"), at the offices of Payee at 1133 Avenue of the Americas, New York, Now York 10036, or at such other place as the Payee or any holder hereof may from time to time designate, the principal sum of EIGHT MILLION FOUR HUNDRED THOUSAND and 00/100 ($8,400,000.00) DOLLARS in lawful money of the United States of America and in immediately available funds, in sixty (60) consecutive monthly installments (or earlier as hereinafter referred to) on the first day of each month commencing April 1, 1995 of which (i) the first six (6) installments shall each be in the amount of TWO HUNDRED THIRTY-THREE THOUSAND THIRTY-THREE and 33/100 ($233,333.33) DOLLARS,
(ii) the seventh (7th) through fifty-ninth (59th) installments shall each be in the amount of ONE HUNDRED SIXTEEN THOUSAND SIX HUNDRED SIXTY-SIX and 00/100 ($116,666.66) DOLLARS, and (iii) the last and sixtieth (60th) installment shall be in the amount of the entire unpaid balance of this Note.

        Debtor hereby further unconditionally promises to pay interest to the order of Payee in like money at said office or place from the date hereof, commencing April 1, 1995 and on the first day of each month thereafter, on the unpaid principal balance hereof at a rate prior to an Event of Default (as hereinafter defined) or termination or non-renewal of the Financing Agreements (as hereinafter defined), of one and three-quarters (1 3/4%) percent per annum in excess of the Prime Rate (as hereinafter defined), and at a rate, upon and after an Event of Default or termination or non-renewal of the Financing Agreements, of three and three-quarters (3 3/4%) percent per annum in excess of the Prime Rate. For purposes hereof, "Prime Rate" shall mean the prime commercial interest rate from time to time publicly announced by CoreStates Bank, N.A., Philadelphia, Pennsylvania, or its successors or assigns, whether or not such announced rate is the best rate available at such bank. For purposes hereof, "Event of Default" shall mean an Event of Default, as such term is defined in the Accounts Financing Agreement (Security Agreement), dated as of July 31, 1992, between Debtor and Payee (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Accounts Agreement"). Notwithstanding anything to the contrary contained herein, if Payee shall declare an Event of Default based on Section 5.1(1) of the Covenant Supplement to



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the Accounts Agreement and no other Event of Default exists or has occurred and is continuing, Debtor shall not be required to pay interest to Payee at the rate of three and three-quarters (3-3/4%) percent per annum in excess of the Prime Rate, but shall continue to pay interest to Payee at the rate of one and three-quarters (1-3/4%) percent per annum in excess of the Prime Rate, so long as the Event of Default under Section 5.1(l) of the covenant supplement to the Accounts Agreement is the only Event of Default which exists or has occurred and is continuing.

        The interest rate payable hereunder shall increase or decrease by an amount equal to each increase or decrease, respectively, in such Prime Rate, effective on the first day of the month after any change in such Prime Rate, based on the Prime Rate in affect on the last day of the month in which any such change occurs. Interest shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. In no event shall the interest charged hereunder exceed the maximum permitted under the laws of the State of New York or other applicable law.

        This Note is issued pursuant to the terms and provisions of Amendment No. 4 to Financing Agreements, dated of even date herewith, between Debtor and Payee ("Amendment No. 4") to amend and restate, and as so amended and restated substitute for, the Amended and Restated Term Promissory Note, dated as of October 4. 1993, in the original principal amount of $5,300,000, made by Debtor payable to Payee (the "Existing Note") to evidence the "Term Loan" (as defined in Amendment No. 4) by Payee to Debtor. The indebtedness of Debtor to Payee evidenced hereby shall be deemed to constitute the unpaid balance of the indebtedness heretofore evidenced by the Existing Note together with an additional advance by Payee to Debtor as of the date hereof and shall be repayable in accordance with the terms hereof. Debtor hereby acknowledges that Debtor is, as of the date hereof, indebted to Payee, in the principal amount hereof, together with interest accrued through the date hereof, without offset, defense or counterclaim of any kind, nature or description whatsoever. The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the indebtedness and other obligations and liabilities of Borrower evidenced by or arising under the Existing Note, and the liens and security interests securing such indebtedness and other obligations and liabilities, which shall not in any manner be impaired, limited, terminated, waived or released.

        This Note is secured by the "Collateral" described in the Accounts Agreement and any agreement, document or instrument now or at any time hereafter executed and/or delivered in connection therewith or related thereto (the foregoing, as the same now exist or may hereafter be amended, modified, supplemented,

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renewed, extended, restated or replaced, are hereinafter collectively referred to as the "Financing Agreements") and is entitled to all of the benefits and rights thereof and of the Financing Agreements. At the time any payment is due hereunder, at its option, Payee may charge the amount thereof to any account of Debtor maintained by Payee.

      The indebtedness evidenced by this Note may be prepaid at any time in whole or in part without premium or penalty and concurrently with the making of any such prepayment, Debtor shall pay to Payee all accrued interest and other charges with respect to such prepayment; provided, that, if the indebtedness evidenced by this Note is prepaid together with all other Obligations, Debtor shall be required to pay the fee provided for in Section 9.2 of the Accounts Agreement. Payee may apply any such prepayment to such of the indebtedness evidenced by this Note in whatever order and manner as Payee, in its discretion, determines.

      If any principal or interest payment is not made when due hereunder (after any applicable cure periods), or if any other Event of Default shall occur for any reason, or if the Financing Agreements shall be terminated or not renewed for any reason whatsoever, then and in any such event, in addition to all rights and remedies of Payee under the Financing Agreements, applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, Payee may, at its option, declare any or all of Debtor's obligations, liabilities and indebtedness owing to Payee under the Financing Agreements (the "Obligations"), including, without limitation, all amounts owing under this Note, to be due and payable, whereupon the then unpaid balance hereof, together with all interest accrued thereon, shall forthwith become due and payable, together with interest accruing thereafter at the then applicable rate stated above until the indebtedness evidenced by this Note is paid in full, plus the costs and expenses of collection hereof, including, but not limited to, reasonable attorneys' fees and expenses.

      Debtor hereby (i) waives diligence, demand, presentment, protest and notice of any kind, (ii) agrees that it will not be necessary for any holder hereof to first institute suit in order to enforce payment of this Note and
(iii) consents to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security, or forbearance or other indulgence, without notice or consent. The pleading of any statute of limitations as a defense to any demand against Debtor is expressly hereby waived. Upon any Event of Default or termination or non-renewal of the Financing Agreements, Payee shall have the right, but not the obligation to setoff against this Note all money owed by Payee to Debtor.

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        Payee shall not be required to resort to any Collateral for payment, but may proceed against Debtor and any guarantors or endorsers hereof in such order and manner as Payee may choose. None of the rights of Payee shall be waived or diminished by any failure or delay in the exercise thereof.

        Debtor hereby waives the right to a trial by jury and all rights of setoff and rights to interpose counterclaims and cross-claims (other than compulsory counterclaims), in any litigation or proceeding arising in connection with this Note, the Accounts Agreement, the other Financing Agreements, the Obligations or the Collateral. Debtor hereby irrevocably consents to the non-exclusive jurisdiction of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York for all purposes in connection with any action or proceeding arising out of or relating to this Note, the Accounts Agreement, the other Financing Agreements, the Obligations or the Collateral and further consents that any process or notice of motion or other application to said Courts or judge thereof, or any notice in connection with any proceeding hereunder may be served (i) inside or outside the State of New York by registered or certified mail, return receipt requested, and service or notice so served shall be deemed complete five (5) business days after the same shall have been posted or (ii) in such other manner as may be permissible under the rules of said Courts.

        The execution and delivery of this Note has been authorized by the Board of Directors and by any necessary vote or consent of the stockholders of Debtor.

        This Note, the other Obligations and the Collateral shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon the successors and assigns of Debtor and inure to the benefit of Payee and its successors, endorsees and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

        This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the Payee or the holder hereof.

        Whenever used herein, the terms "Debtor" and "Payee" shall be deemed to include their respective successors and assigns.

                                       E.F. JOHNSON COMPANY
ATTEST:

/s/  [SIG]                            By:  /s/   [SIG]
----------------------------------        --------------------------------------
Assistant Corporate Secretary          Title:         CEO

(Corporate Seal]

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